Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      12,933,054        0.14             89,039,924        7.44


     Class B      268,544  0.12             2,166,081         7.44


     Class C      594,590  0.12             5,043,601         7.44


     Class I      3,389,112         0.16             22,897,675        7.44





     Evergreen Strategic Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        5,954,137       0.12             48,227,760        8.75


     Class B        1,321,926       0.09             13,969,000        8.73


     Class C        1,582,785       0.09             16,675,191        8.78


     Class I           716,370      0.13             7,166,734         8.75

















     Evergreen Short-Intermediate Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        1,007,863       0.15             6,639,786         9.93


     Class B        125,882         0.11             1,102,868         9.93


     Class C        194,485         0.11             1,685,467         9.93


     Class I        6,825,026       0.16             41,791,777        9.93





     Evergreen High Grade Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,261,005         0.21             5,871,274         11.00


     Class B        242,800         0.18             1,320,436         11.00


     Class C        134,425         0.18             735,155  11.00

Class I    449,461         0.23             1,920,022         11.00